SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

FEDFIRST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland	0-54124	25-1828028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

565 Donner Avenue, Monessen, Pennsylvania 15062
(Address of principal executive offices) (Zip Code)

(724) 684-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2014, FedFirst Financial Corporation (the “Company”), the parent company of First Federal Savings Bank, entered into an Agreement and Plan of Merger (the “Agreement”) with CB Financial Services, Inc. (“CB Financial”), the parent company of Community Bank, pursuant to which the Company will merge with and into CB Financial. As part of the transaction, First Federal Savings Bank will also merge with and into Community Bank.

Under the terms of the Agreement, the Company’s shareholders will be entitled to elect to receive $23.00 in cash or shares of CB Financial common stock based on a fixed exchange ratio of 1.1590 shares of CB Financial common stock for each share of Company common stock, subject to proration to ensure that at closing 65% of the outstanding shares of Company common stock are exchanged for shares of CB Financial common stock and the remaining 35% are exchanged for cash.

Upon the closing of the merger, John J. LaCarte, John M. Swiatek, Patrick G. O’Brien and Richard B. Boyer, each currently directors of the Company and First Federal Savings Bank, will be appointed to the boards of directors of CB Financial and Community Bank.  In addition, Mr. O’Brien will serve as Executive Vice President and Chief Operating Officer of Community Bank and Mr. Boyer will serve as Vice President of Insurance Operations of Community Bank.  Mr. Boyer currently serves as President and Chief Operating Officer of Exchange Underwriters, Inc., a Cannonsburg, PA-based full-service insurance agency, in which First Federal Savings Bank, through a wholly-owned subsidiary, owns an 80% equity interest.  Mr. Boyer owns the remaining 20% equity interest.  Under the terms of the Agreement, First Federal Savings Bank will purchase from Mr. Boyer his 20% equity interest before the closing of the merger.  Mr. Boyer will continue to serve as President and Chief Operating Officer of Exchange Underwriters, Inc. upon the closing of the merger.

Simultaneous with the execution of the Agreement, Community Bank entered into employment agreements with each of (i) Patrick G. O’Brien, the current President and Chief Executive Officer of the Company and First Federal Savings Bank, and (ii) Richard B. Boyer.  In addition, simultaneous with the execution of the Agreement, Community Bank entered into a change in control agreement with Jennifer L. George.  The employment agreements and the change in control agreement with Community Bank will become effective as of the effective time of the merger.

In connection with the execution of the Agreement, First Federal Savings Bank’s wholly owned subsidiary, FedFirst Exchange Corporation, entered into Amendment No. 1 to the Stock Purchase Agreement dated as of May 29, 2002, by and between FedFirst Exchange Corporation and Richard B. Boyer.  The amendment extends from May 29, 2014 to June 1, 2017 the date on which FedFirst is obligated to purchase Mr. Boyer’s interest in Exchange Underwriters, Inc.  FedFirst Exchange Corporation also entered into a Stock Purchase Agreement dated as of April 14, 2014 by and between FedFirst Exchange Corporation and Richard B. Boyer, which provides for the purchase of Mr. Boyer’s interest in Exchange Underwriters, Inc. for total consideration of $1.2 million immediately prior to the closing of the merger with CB Financial.  The foregoing summary is not complete and is qualified in its entirety by reference to the complete text of the Amendment No. 1 to the Stock Purchase Agreement dated as of May 29, 2002 and the Stock Purchase Agreement dated as of April 14, 2014, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and which are incorporated herein by reference in their entirety.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the merger by shareholders of the Company. The Agreement also requires that CB Financial file a registration statement and such registration statement shall have become effective prior to the closing of the merger. CB Financial is also required to have its shares of common stock approved for listing on the Nasdaq Stock Market prior to the closing of the merger.  The Agreement contains provisions that provide for the termination of the Agreement in certain circumstances, and such provisions may require either the Company or CB Financial to pay the other party a termination fee of $2.75 million.

In connection with the execution of the Agreement, all of the directors of the Company entered into voting agreements with CB Financial pursuant to which such individuals, in their capacities as shareholders, have agreed, among other things, to vote their respective shares of Company common stock in favor of the approval of the Agreement and the transactions contemplated thereby and against any proposal that is an alternative to or in opposition to the Agreement. The form of voting agreement is included in Exhibit 2.1 as an exhibit to the Agreement and is incorporated herein by reference.

The Agreement contains usual and customary representations and warranties that the parties to the Agreement made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Agreement between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain usual and customary restrictions on its ability to respond to such proposals, as more fully described in the Agreement.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Important Additional Information

CB Financial will file a registration statement with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The registration statement will include a proxy statement/prospectus and any other relevant documents filed with the SEC in connection with the proposed merger. The Company’s stockholders are advised to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents CB Financial will file, and the Company has filed and will file, with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov). In addition, investors and security holders may obtain free copies of the documents CB Financial will file with the SEC by contacting Baron P. McCune, Jr., CB Financial Services, Inc., 90 West Chestnut Street, Suite 100, Washington, PA 15301 and free copies of the documents the Company has filed with the SEC by contacting Patrick G. O'Brien, FedFirst Financial Corporation, 565 Donner Street, Monessen, PA 15062.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from FedFirst stockholders in connection with the proposed merger. Information concerning such participants' ownership of shares of FedFirst common stock is set forth in the definitive proxy statement for the Company’s 2013 annual meeting of stockholders filed with the SEC on April 17, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of April 14, 2014, by and between FedFirst Financial Corporation and CB Financial Services, Inc.*
10.1	Amendment No. 1 to Stock Purchase Agreement dated as of May 29, 2002, by and between FedFirst Exchange Corporation and Richard B. Boyer
10.2	Stock Purchase Agreement dated as of April 14, 2014 by and between FedFirst Exchange Corporation and Richard B. Boyer

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDFIRST FINANCIAL CORPORATION

Date: April 15, 2014	By:	/s/ Patrick G. O’Brien
Patrick G. O’Brien President and Chief Executive Officer